Exhibit 4.8

Execution Copy

AVALONBAY COMMUNITIES, INC.,

as Issuer

— and —

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of February 23, 2018

Debt Securities

Certain Sections of this Indenture

relating to the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
§310(a)(1)	607
(a)(2)	607
(b)	608
§312(a)	701, 702(1)
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
§315(a)	601
(b)	601, 602
(c)	601
(d)	601
(e)	515
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	2

Section 101. Definitions	2
Section 102. Compliance Certificates and Opinions	11
Section 103. Form of Documents Delivered to Trustee	11
Section 104. Acts of Holders; Record Dates	12
Section 105. Notices, etc. to Trustee and Issuer	12
Section 106. Notice to Holders of Securities; Waiver	13
Section 107. Language of Notices	13
Section 108. Conflict with Trust Indenture Act	13
Section 109. Effect of Headings and Table of Contents	14
Section 110. Successors and Assigns	14
Section 111. Separability Clause	14
Section 112. Benefits of Indenture	14
Section 113. Governing Law; Waiver of Jury Trial	14
Section 114. Legal Holidays	14
Section 115. Counterparts	14
Section 116. Judgment Currency	15
Section 117. Extension of Payment Dates	15
Section 118. Immunity of General Partners, Limited Partners, Shareholders, Directors, Officers, Employees, Incorporators and Agents of the Issuer and Guarantors	15
Section 119. USA Patriot Act	15
Section 120. Force Majeure	15
Section 121. FATCA	16

ARTICLE TWO. SECURITIES FORMS	17

Section 201. Forms Generally	17
Section 202. Form of Trustee’s Certificate of Authentication	17
Section 203. Securities in Global Form	17

ARTICLE THREE. THE SECURITIES	18

Section 301. Amount Unlimited; Issuable in Series	18
Section 302. Currency; Denominations	21
Section 303. Execution, Authentication, Delivery and Dating	21
Section 304. Temporary Securities	23
Section 305. Registration, Transfer and Exchange	23
Section 306. Mutilated, Destroyed, Lost and Stolen Securities	25
Section 307. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved	26
Section 308. Persons Deemed Owners	27
Section 309. Cancellation	27
Section 310. Computation of Interest	27
Section 311. CUSIP Numbers	27
Section 312. Trustee, Paying Agent and Security Registrar Not Responsible for Depository	27

ARTICLE FOUR. SATISFACTION AND DISCHARGE OF INDENTURE	28

Section 401. Satisfaction and Discharge	28
Section 402. Defeasance and Covenant Defeasance	29
Section 403. Application of Trust Money	32
Section 404. Reinstatement	32
Section 405. Qualifying Trustee	32

Section 1008. Calculation of Original Issue Discount	55
Section 1009. Maintenance of Properties	55
Section 1010. Insurance	55
Section 1011. Payment of Taxes and Other Claims	55

ARTICLE ELEVEN. REDEMPTION OF SECURITIES	57

Section 1101. Applicability of Article	57
Section 1102. Election to Redeem; Notice to Trustee	57
Section 1103. Selection by Trustee of Securities to be Redeemed	57
Section 1104. Notice of Redemption	57
Section 1105. Deposit of Redemption Price	58
Section 1106. Securities Payable on Redemption Date	59
Section 1107. Securities Redeemed in Part	59

ARTICLE TWELVE. SINKING FUNDS	59

Section 1201. Applicability of Article	59
Section 1202. Satisfaction of Sinking Fund Payments with Securities	60
Section 1203. Redemption of Securities for Sinking Fund	60

ARTICLE THIRTEEN. REPAYMENT AT THE OPTION OF HOLDERS	60

Section 1301. Applicability of Article	60

ARTICLE FOURTEEN. SECURITIES IN FOREIGN CURRENCIES	61

Section 1401. Applicability of Article	61
Section 1402. Monies of Different Currencies to be Segregated	61

ARTICLE FIFTEEN. GUARANTEE OF SECURITIES	61

Section 1501. Guarantee	61
Section 1502. Future Guarantors	63
Section 1503. Delivery of Guarantee	63

EXHIBIT A – FORM OF FIXED RATE NOTE	65

EXHIBIT B – FORM OF LIBOR FLOATING RATE NOTE	76

INDENTURE, dated as of February 23, 2018 (this “Indenture”), between AvalonBay Communities, Inc., a Maryland corporation (the “Issuer” or the “Company”), having its principal executive office located at 671 N. Glebe Road, Arlington, VA 22203, as issuer, and The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, as trustee, registrar, paying agent and transfer agent (the “Trustee,” “Registrar,” “Paying Agent,” and “Transfer Agent,” respectively).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Issuer has done all things necessary on its part to make this Indenture a valid and legally binding agreement of the Issuer in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE ONE.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8) the masculine gender includes the feminine and the neuter; and

(9) references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Acquisition Property” means a Property acquired by the Issuer or any Subsidiary of the Issuer during the most recent four (4) consecutive fiscal quarters.

“Act,” when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture, by the terms of any Security established pursuant to Section 301 or by the terms of any Guarantee, under circumstances specified herein or therein, to be paid by the Issuer or any Guarantor, as applicable, in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Additional Amounts Notice” has the meaning specified in Section 1004.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency” with respect to any Securities, means an agent of the Issuer or the office of an agent of the Issuer, as the context requires, in each case maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other agent of the Issuer or office of an agent of the Issuer, as the context requires, in each case maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such agent or agent’s office, the Corporate Trust Office of the Trustee.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Issuer, or any committee of such board duly authorized to act generally or in any particular respect hereunder.

“Board Resolution” means a copy of one or more resolutions or unanimous written consents, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors, on behalf of the Issuer, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Capitalized Property Value” means, with respect to any Person, (a) Property EBITDA of such Person for the four (4) consecutive fiscal quarters ended on a Reporting Date divided by (b) the Capitalization Rate.

“Capitalization Rate” means 6.75%.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” means the common stock, par value $.01 per share, of the Issuer, and includes without limitation any other equity security of any class of the Issuer, which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer, and which is not subject to redemption by the Issuer.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means either the corporate trust office of the Trustee at which this Indenture shall be administered, which office at the date of this Indenture is located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts (which term shall expressly include real estate investment trusts). The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts. Except to the extent expressly provided to the contrary, Corporation does not include joint ventures.

“Covenant Defeasance” has the meaning specified in Section 402(3).

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Debt” means, without duplication, the Issuer’s aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with GAAP, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Property or other assets owned by the Issuer, as determined in accordance with GAAP, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Issuer or any Subsidiary as lessee which is reflected in the Issuer’s balance sheet as a capitalized lease, in accordance with GAAP; provided, that Debt also includes, to the extent not otherwise set forth above, any obligation by the Issuer or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Issuer or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Issuer’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets or such other applicable assets); and provided, further, that Debt excludes Intercompany Debt.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, The Depository Trust Company (including its successors), or such other Person as the Issuer may designate as depository in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, shall include any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Development Property” means a Property currently under development on which the improvements have not been completed, or a Property where development has been completed as evidenced by a certificate of occupancy for the entire Property for the 36 month period following the issuance of such certificate of occupancy (provided that the Issuer may at its option elect to remove a Property from the category of Development Property prior to the completion of the 36 month period, but any such Property may not be reclassified as a Development Property). The term “Development Property” shall include Property of the type described in the immediately preceding sentence to be (but not yet) acquired by the Issuer or any Subsidiary upon completion of construction pursuant to a contract in which the seller of such Property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“EBITDA” means, with respect to any Person, for any period and without duplication, net earnings (loss) of such Person for such period excluding the impact of the following amounts with respect to any Person (but only to the extent included in determining net earnings (loss) for such period): (i) depreciation and amortization expense and other non-cash charges of such Person for such period, as such Person shall determine in good faith; (ii) interest expense, including prepayment penalties, of such Person for such period; (iii) income tax expense of such Person in respect of such period; (iv) extraordinary and nonrecurring gains and losses, as such Person shall determine in good faith, of such Person for such period, including without limitation, gains and losses from the sale of assets, write-offs and forgiveness of debt, foreign currency translation gains or losses; and (v) non-controlling interests. In each case for such period, such Person will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.

“Encumbered Asset Value” means, with respect to any Person, for any date, the portion of Total Assets serving as collateral for Secured Debt as of such date.

“Equivalent Terms” has the meaning specified in Section 1102.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” means accounting principles generally accepted in the United States of America, consistently applied, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in this Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to the Issuer’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017, the Issuer may, in its sole discretion, determine compliance with the covenants contained in this Indenture using accounting principles generally accepted in the United States of America, consistently applied, as in effect as of the end of any calendar quarter selected by us, in the Issuer’s sole discretion, that is on or after December 31, 2017 and prior to the date as of which compliance with the covenants in this Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii) above, are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” has the meaning set forth in Article Sixteen hereof.

“Guarantors” means any Person that is liable under a Guarantee under Article Sixteen hereof.

“Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register.

“Indebtedness,” when used with respect to any Person, and without duplication, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, means any indebtedness (whether being principal, premium or interest) for or in respect of (i) any notes, bonds, debenture stock, loan stock or other securities or (ii) any borrowed money.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Intercompany Debt” means, as of any date, Debt to which the only parties are the Issuer and any of its Subsidiaries, but only so long as that Debt is held solely by any of the Issuer and any of its Subsidiaries as of that date and, provided that, in the case of Debt owed by the Issuer to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Securities.

“Interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Expense” means, for any period, the Issuer’s interest expense for such period, with other adjustments as are necessary to exclude: (i) the effect of items classified as extraordinary items in accordance with GAAP; (ii) amortization of debt issuance costs; (iii) prepayment penalties; and (iv) non-cash swap ineffectiveness charges.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Issuer, by an Officer of the Issuer and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 116.

“Make-Whole Amount” means, if specified to be applicable to any series of Securities by or pursuant to this Indenture or any indenture supplemental hereto, or by or in such series of Securities in connection with the issuance of such series of Securities, or with respect to any optional redemption or accelerated payment of such series of Securities: the aggregate present value as of the date of redemption or payment of each dollar of principal being redeemed or paid and the amount of interest, calculated by the Issuer, excluding interest accrued to the date of redemption or payment, that would have been payable in respect of each dollar if the redemption or payment had been made on the applicable par call date specified with respect to such series of Securities (determined by discounting, on a semi-annual basis, the principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of redemption is given or declaration of acceleration is made, from the respective dates on which the principal and interest would have been payable if the redemption or payment had been made on the applicable par call date), in excess of the aggregate principal amount of the Securities being redeemed or paid. The par call date, if any, shall be the date, specified by or pursuant to this Indenture or any indenture supplemental hereto, or by or in such series of Securities in connection with the issuance of such series of Securities, on or after which the Redemption Price of such series of Securities shall not include a Make-Whole Amount.

“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity, upon acceleration, upon redemption at the option of the Issuer, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“New York Banking Day” has the meaning specified in Section 116.

“Office,” with respect to any Securities, means an office of the Issuer maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office of the Issuer maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office, the Corporate Trust Office of the Trustee.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or a Vice President of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or other counsel who shall be reasonably acceptable to the Trustee. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required.

“Original Issue Discount Security” means a Security, other than an Indexed Security, issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable upon acceleration pursuant to Section 502.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) any such Security theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in shares of Common Equity or other securities or property, Common Equity or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Issuer or any Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer or any Affiliate of the Issuer (if it shall act as Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) any such Security with respect to which the Issuer has effected defeasance or Covenant Defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d) any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuer; and

(e) any such Security converted or exchanged as contemplated by this Indenture into Common Equity or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be due and payable upon acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, the Trustee shall be entitled to conclusively rely on any such request, demand, authorization, direction, notice, consent or waiver, but only to the extent the Responsible Officer of the Trustee making such determination has not been provided with written notice that such Securities are not so owned. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes in writing to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Issuer or any other obligor upon the Securities or an Affiliate of the Issuer or such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Issuer.

“Person” and “person” mean any individual, Corporation, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security.

“Property” means a parcel (or group of related parcels) of real property.

“Property EBITDA” means, for any period, the Issuer’s EBITDA for such period adjusted to add back the impact of corporate level general and administrative expenses.

“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the regular record date for the payment of such interest.

“Reinvestment Rate” means the yield on treasury securities at a constant maturity corresponding to the remaining life to maturity (rounded up to the nearest month) of the principal of the Securities of the applicable series being redeemed as of the date of redemption (which maturity shall be deemed to be the applicable Par Call Date) (the “Treasury Yield”), plus a percentage to be specified in the applicable prospectus supplement. For purposes of calculating the Reinvestment Rate, the Treasury Yield will be equal to the arithmetic mean of the yields published in the Statistical Release under the heading “Week Ending” for “U.S. Government Securities—Treasury Constant Maturities” with a maturity equal to the deemed remaining life to maturity of the Securities being redeemed. However, if no published maturity exactly corresponds to such remaining life, then the Treasury Yield will be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount will be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield will be determined in the manner that most closely approximates the above manner, as the Issuer reasonably determines.

“Reporting Date” means the date ending the most recently ended fiscal quarter of the Issuer for which the Issuer’s consolidated financial statements are publicly available, it being understood that at any time when the Issuer is not subject to the informational requirements of the Exchange Act, the term “Reporting Date” shall be deemed to refer to the date ending the fiscal quarter covered by the Issuer’s most recent quarterly financial statements delivered to the Trustee or, in the case of the last fiscal quarter of the year, the Issuer’s annual financial statements delivered to the Trustee.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means any officer of the Trustee in its corporate trust department who is responsible for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer or employee of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the Issuer’s Property or other assets or the Property or other assets of any Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions: (1) the Issuer and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Issuer’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to Holders or filed with the Commission; or (2) the Issuer’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Issuer’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to Holders or filed with the Commission.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed therefor by the Trustee pursuant to Section 307.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Statistical Release” means the statistical release designated “H.15” or any successor publication that is published weekly by the Federal Reserve System (or companion online data resource published by the Federal Reserve System) and that reports yields on actively traded United States government securities adjusted to constant maturities, or, if that statistical release is not published at the time of any required determination under the Indenture, then another reasonably comparable index which the Issuer shall designate.

“Subsidiary” means, with respect to the Issuer or any other Person, any Person (excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more other Subsidiaries of the Issuer. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or equity interest has such voting power by reason of any contingency. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of the Issuer.

“Total Assets” means, as of any date, the sum (without duplication) of: (a) the Capitalized Property Value of the Issuer and its Subsidiaries, excluding Capitalized Property Value attributable to Properties acquired or disposed of by the Issuer or any Subsidiary during the four consecutive quarters ending on such date and Development Properties; (b) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted) of the Issuer and its Subsidiaries at such time; (c) the current undepreciated book value of Development Properties and all land held for development; (d) the purchase price paid by the Issuer or any Subsidiary for any Acquisition Property; and (e) all other assets of the Issuer and its Subsidiaries. The Issuer shall have the option to include Capitalized Property Value under clause (a) above from any such Properties that are otherwise subject to valuation under clause (c) or (d) above; provided, however, that if such election is made, any value attributable to such Properties under clause (c) or (d) above shall be excluded from the determination of the amount under clause (c) or (d). The value of any assets under clauses (b), (c), (d) and (e) above (excluding any assets classified as intangible under GAAP) shall be determined in accordance with GAAP.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“Unencumbered Assets” means, as of any date, Total Assets as of such date less Encumbered Asset Value as of such date.

“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the Issuer’s Property or other assets or the Property or other assets of any Subsidiary.

“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“Vice President,” when used with respect to the Issuer or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Voting Stock” means, with respect to any Person, any class or series of capital stock of, or other equity interests in, such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Section 102. Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Issuer or any Guarantor, as applicable, to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with. Each certificate or opinion with respect to compliance with a condition precedent or covenant provided for in this Indenture (other than certificates delivered pursuant to Section 1007) must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition precedent and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition precedent has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition precedent or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such officer’s certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, as applicable, unless counsel rendering the Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.Acts of Holders; Record Dates.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or the record of any action taken by Holders at a meeting pursuant to Article Fifteen. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or any Guarantor, as applicable. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Issuer or any Guarantor, as applicable, and any agent of the Trustee, the Issuer or any Guarantor, as applicable, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) If the Issuer or any Guarantor shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized, agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six (6) months after the record date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuer or any Guarantor in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105. Notices, etc. to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office at the location specified in Section 101; or

(2) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to the attention of the Secretary of the Issuer at the address of the Issuer’s principal office specified in writing to the Trustee by the Issuer and, until further notice, at:

AvalonBay Communities, Inc. 671 N. Glebe Road, Suite 800 Arlington, VA 22203

In addition to the foregoing, the Trustee agrees to accept and act upon notices, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile notices, instructions or directions (or notices, instructions or directions by a similar electronic method) and the Trustee acts upon such notices, instructions or directions, the Trustee’s understanding of such notices, instructions or directions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such notices, instructions or directions. The party providing electronic notices, instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized notices, instructions or directions, and the risk of interception and misuse by third parties.

Section 106. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the Depository, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee in its sole discretion shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107. Language of Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language.

Section 108. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or any Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law; Waiver of Jury Trial.

This Indenture, the Securities and any Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. EACH OF THE TRUST, ANY GUARANTOR AND THE TRUSTEE AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES, ANY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114. Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day, then payment need not be made on such day, but such payment may be made on the next succeeding day that is a relevant Business Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue or be payable on the payment so deferred on such succeeding Business Day for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to such succeeding Business Day.

Section 115. Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116. Judgment Currency.

Each of the Issuer and any Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117. Extension of Payment Dates.

In the event that (i) the terms of any Security established in or pursuant to this Indenture permit the Issuer or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118. Immunity of General Partners, Limited Partners, Shareholders, Directors, Officers, Employees, Incorporators and Agents of the Issuer and Guarantors.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, shareholder, officer, trustee, director, agent or legal counsel, as such, of the Issuer, any Guarantor or of any of the Issuer’s or any Guarantor’s predecessors or successors, either directly or through the Issuer or any Guarantor or any predecessor or successor of the Issuer or any Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

Section 119. USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each of the Issuer and any Guarantor agrees that it will provide the Trustee with such information as it may reasonably request in order for the Trustee to seek to satisfy the requirements of the U.S.A. Patriot Act, including documentation to verify its formation and existence as a legal entity, financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Section 120. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 121. FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (as used solely in this Section 121, “Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders in the Issuer’s possession or available to it or other applicable counterparties to the Issuer and/or transactions between the Issuer and such counter parties (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) upon written notice to the Issuer, that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability if properly withheld in accordance with Applicable Law, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law, in case of each of clauses (ii) and (iii), other than any liability or losses as may be attributable to the Trustee’s willful misconduct or negligence. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

ARTICLE TWO.

SECURITIES FORMS

Section 201. Forms Generally.

Each Registered Security and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Issuer executing such Security as evidenced by the execution of such Security.

Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, all as determined by the officer of the Issuer executing such Securities, as evidenced by the execution of such Securities.

Section 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Dated:

Section 203. Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in global form. If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any principal amount of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser principal amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the principal amount, or any increase or decrease in the principal amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Issuer Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 (with respect to Outstanding Securities) or 304 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, payment of principal of, any premium and interest on, and any Additional Amounts in respect of any Security in temporary or permanent global form shall be made to the Person in whose name such Security is registered.

Notwithstanding anything to the contrary, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee shall treat as the Holder of the principal amount of Outstanding Securities represented by a global Security, in the case of a global Security in registered form, the Holder of such global Security in registered form.

ARTICLE THREE.

THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(1) the title of the Securities of such series (which shall distinguish the Securities of the series from Securities of any other series) and whether the Securities of such series are to be senior or subordinated;

(2) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905 or 1107, upon repayment in part of any Security of such series pursuant to Article Thirteen or upon surrender in part of any Security for conversion or exchange into Common Equity or other securities or property pursuant to its terms); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;

(3) if such Securities are to be issuable as Registered Securities, as bearer securities or alternatively as bearer securities and Registered Securities, and whether the bearer securities are to be issuable with coupons, without coupons or both, and any restrictions applicable to the offer, sale or delivery of the bearer securities and the terms, if any, upon which bearer securities may be exchanged for Registered Securities and vice versa and, with respect to bearer securities, any other provisions related to bearer securities not otherwise provided for herein;

(4) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security, and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(5) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of any Securities of the series is payable or the method used to determine or extend those dates;

(6) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) if in addition to or other than the Corporate Trust Office, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange or at maturity or otherwise, and notices or demands to or upon the Issuer in respect of such Securities and this Indenture may be made and the manner in which any payment may be made;

(8) whether any of such Securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which, the currency or currency units in which, and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer, and, if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Securities shall be evidenced;

(9) if the Issuer is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provisions or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which, the currency or currency units in which, and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(10) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(11) whether such Securities will be convertible into and/or exchangeable for Common Equity or other securities or property of the Issuer or of any other Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions or changes to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;

(13) if other than Dollars, the Foreign Currency in which purchases of such Securities must be made and the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(14) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Issuer or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuer or a Holder thereof or otherwise, in a Foreign Currency;

(15) if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(16) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer or any Guarantor with respect to any of such Securities or any Guarantee (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), any additional covenants subject to waiver by the Act of Holders pursuant to Section 1006, and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(17) if any one or more of the provisions of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to Covenant Defeasance shall not be applicable to such Securities, and any covenants in addition to or other than those specified in Section 402(3) relating to such Securities which shall be subject to Covenant Defeasance, and, if such Securities are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Issuer’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or Covenant Defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Equity or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or Covenant Defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, defeasance or Covenant Defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of such Securities;

(18) if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(19) if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(20) the circumstances under which the Issuer or any Guarantor will pay Additional Amounts on such Securities in respect of any tax, assessment or other government charge and whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts;

(21) if there is more than one Trustee, the identity of the Trustee that has any obligations, duties and remedies with respect to such Securities and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(22) the Person to whom any interest on any Registered Security of such series shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;

(23) whether the Securities of the series will be guaranteed by a Guarantor and, if so, the identity of such Guarantor, the extent to which, and the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such Guarantees may be subordinated to other indebtedness of the respective Guarantors;

(24) whether the Securities of the series will be secured and, if so, specification of the collateral and the extent to which, and the terms and conditions upon which, such Securities shall be secured;

(25) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(26) whether the Securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the Securities of such series;

(27) the exchanges, if any, on which such Securities may be listed;

(28) the price or prices at which the Securities will be sold; and

(29) any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901).

All Securities of any one series shall be substantially identical, except as may be provided by the Issuer in or pursuant to the Board Resolution and set forth in the Officer’s Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Board Resolutions of the Issuer or any Guarantor (with respect to its Guarantee), Officer’s Certificate or supplemental indenture, as the case may be, pertaining to such series of Securities and that such persons are authorized to determine, consistent with such Board Resolutions, Officer’s Certificate or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolutions, Officer’s Certificate or supplemental indenture.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Issuer as contemplated by this Section 301, a series may be reopened from time to time without notice to or the consent of any Holders for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to Board Resolutions of the Issuer, such Board Resolution(s) shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.

Section 302. Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303. Execution, Authentication, Delivery and Dating.

Securities and any Guarantee to be endorsed thereon shall be executed on behalf of the Issuer or the related Guarantor, as applicable, by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, or one of the Vice Presidents of the Issuer, or such Guarantor, and may (but need not) have the Issuer’s or the Guarantor’s, as applicable, corporate seal or a facsimile thereof reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile.

Securities and any related Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or any Guarantor, as applicable, shall, to the fullest extent permitted by law, bind the Issuer or such Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or the Securities upon which any such Guarantee is endorsed or did not hold such offices at the date of such Securities or any such related Guarantee.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication and, provided that the Board Resolutions and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and an Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon,

(1) an Opinion of Counsel to the following effect:

(a) the form or forms and terms of such Securities have been established in conformity with Sections 201 and 301 of this Indenture;

(b) all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities have been complied with; and

(c) and that such Securities, when completed by appropriate insertions (if applicable), executed by a duly authorized officer of the Issuer, delivered by a duly authorized officer of the Issuer to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and that any Guarantee, when executed by a duly authorized signatory of the Guarantor and issued by such Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel and when the Securities upon which such Guarantees have been endorsed have been completed, executed and delivered by a duly authorized officer of the Issuer and authenticated and delivered by the Trustee, will constitute valid and binding obligations of the Guarantor, except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as shall be reasonably acceptable to the Trustee; provided, that such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States; and

(2) an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or will otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication. Except to the extent specified in a supplemental indenture, or in established in or pursuant to one or more Board Resolutions and set forth in an Officer’s Certificate, the Securities of each series shall be substantially in the form of Exhibit A attached hereto if issued with a fixed rate of interest or Exhibit B attached hereto if issued with a floating rate of interest determined with respect to the London Inter-Bank Offered Rate (“LIBOR”) or any similar successor rate.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 611 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Issuer may execute and deliver to the Trustee and, upon Issuer Order, the Trustee or Authenticating Agent shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Issuer shall cause definitive Securities or global Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities or global Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities or global Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities or global Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305. Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Issuer shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Registered Securities of such series and of transfers and exchanges of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the second to last paragraph of Section 1002. The Issuer shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Issuer and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such global Securities notifies the Issuer that it is unwilling or unable or no longer qualified to continue as a Depository for such global Securities or at any time the Depository for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed by the Issuer within 90 days of such notification or of the Issuer becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Issuer, in its sole discretion and subject to the Depository’s procedures, determines that the Securities of such series shall no longer be represented by one or more global Securities and executes and delivers to the Trustee an Issuer Order to the effect that such global Securities shall be so exchangeable or (iii) an Event of Default has occurred and is continuing with respect to such Securities and the Depository or the Issuer specifically requests such exchange.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Issuer shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such global Security shall be cancelled by the Trustee in accordance with its customary procedures as shall be specified in the Issuer Order with respect thereto (which the Issuer agrees to deliver), and in accordance with instructions given to the Trustee and the Depository as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which shall be in such denominations and, in the case of Registered Securities, registered in such names, as shall be specified by the Depository, but subject to the satisfaction of any certification or other requirements to the issuance of securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Issuer referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905 or 1107, upon repayment or repurchase in part of any Registered Security pursuant to Article Thirteen, or upon surrender in part of any Registered Security for conversion or exchange into Common Equity or other securities or property pursuant to its terms, in each case not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Issuer shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, so selected for redemption, except in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder pursuant to Article Thirteen and not withdrawn, except the portion, if any, of such Security not to be so repaid.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer’s written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its legal counsel) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 306, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holder of such Registered Security (or a Predecessor Security thereof) in the manner set forth in Section 106 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been sent as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Issuer, interest on Registered Securities on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer or exchange or at maturity or otherwise, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture or with respect to such global Security, and such Depository or its nominee may be treated by the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee as the absolute owner and Holder of such global Security for all purposes whatsoever. None of the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.

Section 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

Section 310. Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311. CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 312. Trustee, Paying Agent and Security Registrar Not Responsible for Depository.

None of the Trustee, any Paying Agent or any Security Registrar shall have any responsibility or liability for any acts or omissions of any Depository with respect to any global Security, for the records of any Depository, including records in respect of beneficial ownership interests in respect of any global Security, for any transactions between such Depository and any participant in such Depository or between or among any such Depository, any such participant or any holder or owner of a beneficial interest in any global Security or for any transfers of beneficial interests in any global Security.

ARTICLE FOUR.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401. Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Issuer by an Issuer Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Issuer Order and any Guarantee of such Securities (except for provisions that survive pursuant to the terms of the Indenture or the applicable series of Securities), and the Trustee, on receipt of an Issuer Order, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when,

(1) either

(a) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or any Affiliate of the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b) all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with and held uninvested by the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Issuer (in the exercise by the Issuer of its reasonable discretion), any Additional Amounts with respect to, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Outstanding Securities of such series (including amounts payable to the Trustee pursuant to Section 606); and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Securities of such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee, if in form and content reasonably acceptable to the Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuer to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 401, the obligations of the Issuer and the Trustee with respect to the Securities of such series under Sections 305, 306, 403, 404, 1002, 1003 and, if applicable to the Securities of such series, Section 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(b)), the obligations of any Guarantor under any Guarantee in respect of Additional Amounts, any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Issuer to repurchase or repay, and the obligations of the Issuer to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into Common Equity or other securities or property, shall survive such satisfaction and discharge.

Section 402. Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) Covenant Defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Issuer may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities and any Guarantees of such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and Covenant Defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Issuer or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or Covenant Defeasance, as the case may be.

(2) Upon the Issuer’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Issuer and any Guarantor, as applicable, shall be deemed to have been discharged from their respective obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and that each of the Issuer and any Guarantor shall be deemed to have satisfied all of their respective other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in subclause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and in Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due; (ii) the obligations of the Issuer and the Trustee with respect to such Securities under Sections 305, 306, 1002, 1003 and, if applicable to the Securities of such series, Section 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (4)(a) of this Section 402), the obligations of any Guarantor under a Guarantee in respect of Additional Amounts, as applicable, any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Issuer to repurchase or repay, and the obligations of the Issuer to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into Common Equity or other securities or property; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (iv) this Section 402 and Sections 403 and 404. The Issuer may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.

(3) Upon the Issuer’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Issuer and any Guarantor, as applicable, shall be released from their respective obligations under clause (ii) of Section 1005, Section 704 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means, with respect to such Outstanding Securities, the Issuer and any Guarantor, as applicable, may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or Covenant Defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or Covenant Defeasance is to be effected in compliance with subsection (f) immediately below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its reasonable discretion), any Additional Amounts with respect to, such Outstanding Securities on the Maturity or Stated Maturity of such principal or interest, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(b) Such defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound.

(c) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to such Securities under clauses (5), (6) or (7) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities under clauses (5), (6) or (7) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d) In the case of defeasance pursuant to Section 402(2), the Issuer shall have delivered to the Trustee an Opinion of Counsel acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders and beneficial owners of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of Covenant Defeasance pursuant to Section 402(3), the Issuer shall have delivered to the Trustee an Opinion of Counsel acceptable to the Trustee to the effect that the Holders and beneficial owners of such Outstanding Securities and will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(e) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or Covenant Defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) immediately above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Amounts with respect to, such Securities on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g) Notwithstanding any other provisions of this Section 402(4), such defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 301.

(5) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee (collectively for purposes of this Section 402(5) and Section 403, the “Trustee”)) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or any Subsidiary or Affiliate of the Issuer acting as Paying Agent), to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and

Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (a) immediately above, the applicable market exchange rate for such Currency in effect on the second (2nd) Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or Covenant Defeasance, as applicable, in accordance with this Section 402.

Section 403. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders, of the principal, premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404. Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities of such series and the Guarantee shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or 402 as the case may be, and Section 403; provided, however, that if the Issuer makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 405. Qualifying Trustee.

Any trustee appointed pursuant to Section 402(4)(a) for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE FIVE.

REMEDIES

Section 501. Events of Default.

An “Event of Default” wherever used herein with respect to Securities of any series (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) means any of the following events, or any other event as specified in accordance with Section 301 for a particular series of Securities:

(1) default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the Securities of that series;

(2) default in the payment of the principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, the Securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the Securities of that series when due;

(3) the Issuer fails to comply with any of the Issuer’s other agreements contained in the Securities of that series or this Indenture (other than an agreement a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) upon receipt by the Issuer of notice of such default by the Trustee or receipt by the Issuer and the Trustee of written notice of such default by Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities of that series then outstanding and the Issuer fails to cure (or obtain a waiver of) such default within ninety (90) days after the Issuer receives such notice;

(4) failure to pay any recourse indebtedness for monies borrowed by the Issuer in an outstanding principal amount in excess of $150,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Securities of that series);

(5) the Issuer, any Guarantor or any Significant Subsidiary pursuant to, under or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, any Guarantor or any Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any Guarantor or any Significant Subsidiary or any substantial part of the property of the Issuer, any Guarantor or any Significant Subsidiary; (b) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, any Guarantor or any Significant Subsidiary; (c) consents to the appointment of a custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of creditors;

(6) an involuntary case or other proceeding shall be commenced against the Issuer, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer, any Guarantor or any Significant Subsidiary or its debts under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any Guarantor or any Significant Subsidiary or any substantial part of the property of the Issuer, any Guarantor or any Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Issuer, any Guarantor or any Significant Subsidiary in an involuntary case or proceeding; (b) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any Guarantor or any Significant Subsidiary or any substantial part of the property of the Issuer, any Guarantor or any Significant Subsidiary; or (c) orders the liquidation of the Issuer, any Guarantor or any Significant Subsidiary; and, in each case in this clause (7), the order or decree remains unstayed and in effect for thirty (30) calendar days.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (5), (6) or (7) of Section 501) with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities of such series may declare the principal of, and premium, if any, on all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5), (6) or (7) of Section 501 with respect to the Securities of any series occurs, then the principal of, and premium, if any, on all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.

At any time after Securities of any series have been accelerated by declaration of the Trustee or the Holders and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Issuer, any Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Issuer has paid or deposited, or cause to be paid or deposited, with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in shares of Common Equity or other securities or property, together with cash in lieu of fractional shares or securities):

(a) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606;

(b) all overdue installments of any interest on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto;

(c) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities; and

(d) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities; and

(2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in Section 513 or cured.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, when the same becomes due and payable; or

(3) default is made in the deposit of any sinking fund payment, if applicable, when due, and such default continues for three (3) Business Days, the Issuer or any Guarantor shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Issuer (and any applicable Guarantor) fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, any Guarantor or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, any Guarantor or any other obligor upon the Securities or the property of the Issuer, such Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding; and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent in writing in its sole discretion to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee (acting in any capacity hereunder), its agents and counsel and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 505. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and any predecessor Trustee under the Indenture;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts; and

THIRD: The balance, if any, to the Issuer.

Section 507. Limitations on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or such Security, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, out of pocket costs and expenses and court costs, to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and (subject to Sections 305 and 307) interest, if any, on and any Additional Amounts with respect to such Security, on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article Thirteen hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and, in the case of any Security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, any Guarantor (if applicable), the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512. Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series and could not involve the Trustee in personal liability;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series (or any other series) not joining in such action (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder).

Section 513. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except:

(1) a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series; or

(2) in the case of any Securities which are convertible into or exchangeable for Common Equity or other securities or property, a continuing default in any such conversion or exchange; or

(3) a continuing default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Waiver of Usury, Stay or Extension Laws.

The Issuer covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or any applicable Guarantor from paying all or any portion of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, as contemplated in this Indenture, any Guarantee and the Securities or which may affect the covenants or the performance of this Indenture or the Securities; and each of the Issuer and any Guarantor expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Equity or other securities or property in accordance with its terms.

ARTICLE SIX.

THE TRUSTEE

Section 601. Certain Rights of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act; provided, that (i) notwithstanding Section 315(a)(2) of the Trust Indenture Act, the Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated in the certificates or opinions referred to therein, and (ii) except during the continuance of an Event of Default, no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, written notice of which shall have been given to the Trustee by the Issuer or any Guarantor, any other obligor of the Securities or by the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

In connection with this Indenture and any Securities issued hereunder, subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer or any Guarantor shall be sufficiently evidenced by an Issuer Request or an Issuer Order (in each case, other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, upon reasonable prior written notice and during normal business hours, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers. The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(9) the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Issuer and any Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Issuer or any Guarantor elects to give the Trustee e-mail or facsimile transmission instructions (or instructions by a similar electronic method) and the Trustee in its sole and absolute discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, damages, costs, fees or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction except for the Trustee’s negligence or willful misconduct. The Issuer and any Guarantor, as applicable, agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception by third parties;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) in no event shall the Trustee be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(13) the Trustee may request that the Issuer and any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(14) the Trustee shall not be liable for actions taken, or errors of judgment made, in good faith, unless negligent in ascertaining the pertinent facts; and

(15) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 602. Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee has received written notice of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail or electronically to all Holders of Securities of such series, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. Except in the case of a default or Event of Default in payment of principal of, premium, if any, or interest on any Security, or in the payment of any sinking fund installment, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Securities. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default. The Trustee shall not be charged with knowledge of any default or Event of Default under this Indenture or related documents unless a Responsible Officer of the Trustee shall have received written notice of such default or Event of Default by the Issuer or by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities then Outstanding of the affected series, and such notice is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such written notice references the Securities and this Indenture.

Section 603. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof, for any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, or for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Issuer or any Guarantor but the Trustee may require full information and advice as to the performance of the aforementioned covenants in accordance with the provisions hereof. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities or any Guarantees. The Trustee shall not be responsible for and makes no representation as to any statement in any prospectus, prospectus supplement or other offering document in connection with the sale of any Securities.

Section 604. May Hold Securities; Transactions with the Issuer or any Guarantor.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person; provided, however, that if the Trustee acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the Securities, it must either eliminate such conflict or resign as Trustee upon prior written notice to the Issuer and the Holders, subject to its right under the Trust Indenture Act to seek a stay of its duty to resign.

Section 605. Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 606. Compensation and Reimbursement.

The Issuer and, in the event that the Issuer fails to perform the following obligations and indemnities, any Guarantor, agrees:

(1) to pay to the Trustee from time to time such compensation as agreed in writing for all services rendered by the Trustee (in any capacity) hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) to reimburse the Trustee (acting in any capacity hereunder) upon its request for all out of pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel, such as attorneys’ fees, costs and expenses), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence or willful misconduct as adjudicated by a final non-appealable decision of a court of competent jurisdiction; and

(3) to indemnify the Trustee (acting in any capacity hereunder), its directors, officers, employees and its agents for, and to hold them harmless against, any loss, claim, cause of action, damage, liability or reasonable cost or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts, and court costs) arising out of or in connection with this Indenture or the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Guarantor, a Holder or any other Person), or reasonable attorneys’ fees, expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification, or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, claim, cause of action, damage, liability, cost or expense shall be determined to have been caused by the Trustee’s own negligence or willful misconduct as adjudicated by a final non-appealable decision of a court of competent jurisdiction.

The foregoing payment obligations and indemnities shall survive the termination of this Indenture and the resignation or removal of the Trustee.

As security for the performance of the obligations of the Issuer and any Guarantor under this Section 606, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or any premium or interest on or any Additional Amounts with respect to particular Securities.

Without prejudice to any other rights available to the Trustee under applicable law, any compensation or expense incurred by the Trustee after a default specified by Section 501(5), (6) or (7) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by Applicable Law, survive any termination or expiration of this Indenture (including, without limitation, termination pursuant to any bankruptcy or insolvency laws) and the resignation or removal of the Trustee.

Section 607. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $100,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 607, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 608. Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving prior written notice thereof to the Issuer and the Holders. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such written notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Issuer. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such written notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Issuer or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months; or

(b) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuer or any such Holder; or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such bona fide Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 609. Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the written request of the Issuer or such successor Trustee, such retiring Trustee, upon payment of its charges, shall promptly execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall promptly duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 606.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, any Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts separate and apart from trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Issuer or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its lien, if any, provided for in Section 606.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Issuer and any Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section 609, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified under the Trust Indenture Act and eligible under this Article.

Section 610. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified under the Trust Indenture Act and eligible under this Article Six), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611. Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Issuer with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Common Equity or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Issuer and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $100,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving 30 days’ written notice thereof to the Trustee and the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 611.

The Issuer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 611.

The provisions of Sections 308, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect to such series of Securities.

ARTICLE SEVEN.

HOLDERS LISTS AND REPORTS BY TRUSTEE, TRUST AND GUARANTORS

Section 701. Issuer to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Issuer shall furnish or cause to be furnished to the Trustee:

(1) semi-annually with respect to Securities of each series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Issuer of any such request, a list of the names and addresses of Holders as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished pursuant to either clause (1) or clause (2) of this Section 701.

Section 702. Preservation of Information; Communications to Holders.

(1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(2) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, any Guarantor and the Trustee that none of the Issuer, any Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the Trust Indenture Act, regardless of the source from which such information was derived.

Section 703. Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by the Trust Indenture Act, including Sections 313(a), 313(b), 313(c) and 313(d), at the times, in the manner and to the Persons specified therein.

(3) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and the Issuer. The Issuer will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 704. Reports by the Issuer.

For so long as any Securities are outstanding, if the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the Issuer will deliver to the Trustee the annual reports, quarterly reports and other documents which it is required to file with the Commission pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that the Issuer files the same with the Commission. If the Issuer is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Securities are outstanding, the Issuer will deliver to the Trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K disclosure (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the Commission if the Issuer was subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable Commission rules and regulations.

Reports and other documents filed by the Issuer with the Commission and publicly available via the EDGAR system or on the Issuer’s website will be deemed to be delivered to the Trustee as of the time such filing is publicly available via EDGAR or on the Issuer’s website for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or publicly available via EDGAR or on the Issuer’s website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the Securities (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

ARTICLE EIGHT.

CONSOLIDATION, MERGER, SALES AND SUBSTITUTION

Section 801. Issuer May Consolidate, Etc., Only on Certain Terms.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, conveyance, transfer or lease of all or substantially all of the property and assets of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(1) the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802. Guarantor May Consolidate, Etc., Only on Certain Terms.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of any Guarantor with or into any other Person or Persons (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which such Guarantor will be the continuing entity or such Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, conveyance, transfer or lease of all or substantially all of the property and assets of such Guarantor, to any other Person (whether or not affiliated with such Guarantor); provided, however, that the following conditions are met:

(1) such Guarantor shall be the continuing entity, or the successor entity (if other than such Guarantor) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume the obligations of such Guarantor under the applicable Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) either such Guarantor or the successor Person, in either case, shall have delivered to the Trustee an Officer’s Certificate of such Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 803. Successor Person Substituted for Issuer or Guarantor.

If the Issuer or any Guarantor shall, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its property and assets to any Person, in each case in accordance with Section 801 or Section 802, as applicable, the successor Person formed by or resulting from such consolidation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of the Issuer or such Guarantor, as applicable, is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture, with respect to the Outstanding Securities of the applicable series, with the same effect as if such successor Person had been named as the Issuer or Guarantor, as applicable, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the applicable Securities.

ARTICLE NINE.

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer (when authorized by or pursuant to a Board Resolution), any Guarantor, if affected thereby, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or any Guarantor, if applicable, or successive successions, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, if applicable, contained herein and in the Securities; or

(2) to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Issuer or any Guarantor with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or

(3) to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any Additional Amounts with respect to any Securities or any Guarantee, provided any such action shall not adversely affect the interests of the Holders of Securities of any series; or

(4) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(6) to cure any ambiguity, defect or inconsistency in the Indenture; or

(7) to make any change necessary to comply with any requirement of the Commission in connection with the Indenture under the Trust Indenture Act; or

(8) to add any additional Events of Default for the benefit of the Holders with respect to all or any series of Securities (as shall be specified in such supplemental indenture) (and if such additional Events of Default are to be for the benefit of less than all of the Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, Covenant Defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or

(10) to add one or more Guarantees for the benefit of Holders of all or any series of Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any Guarantee or lien securing the Securities which such release, termination or discharge is permitted by this Indenture; or

(11) to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement (A) does not (i) apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision or (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (A)(i) Outstanding; or

(12) in the case of any series of Securities which are convertible into or exchangeable for Common Equity or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Equity or any merger, consolidation, statutory share exchange or combination of the Issuer with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the assets of the Issuer to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301; or

(13) to conform the terms of the Indenture or the Securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such Securities; or

(14) subject to any limitations established pursuant to Section 301, to provide for the issuance of additional Securities of any series; or

(15) to comply with the rules of any applicable Depository; or

(16) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;

(17) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(18) to add a co-issuer or co-obligor of the Securities; or

(19) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

Section 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as separate classes) by Act of said Holders delivered to the Issuer and the Trustee, the Issuer (when authorized by or pursuant to a Board Resolution), any Guarantor, if affected thereby, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of any Guarantee or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Issuer or repayment or repurchase thereof at the option of the Holder, or reduce any Additional Amounts payable with respect to any Security or any Guarantee, or change the obligation of the Issuer to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)) or the obligation of any Guarantor to pay Additional Amounts under any Guarantee, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect the right of repayment or repurchase at the option of any Holder as contemplated by Article Thirteen, or change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security or any Guarantee is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment or repurchase pursuant to Article Thirteen at the option of the Holder, on or after the date for repayment or repurchase) in each case as such Stated Maturity, Redemption Date or date for repayment or repurchase may, if applicable, be extended in accordance with the terms of such Security, or in the case of any Security which is convertible into or exchangeable for shares of Common Equity or other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or release a Guarantor from any of its obligations under a Guarantee except as permitted under this Indenture; or

(2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or 1006 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

(3) modify any of the provisions of this Section 902, Section 513 or Section 1006 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

(4) make any change that adversely affects the right, if any, to convert or exchange any Security for shares of Common Equity or other securities or property in accordance with its terms; or

(5) change the ranking of any Security.

Other than as set forth above, a supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Issuer and any Guarantor shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel of each of the Issuer and any Guarantor to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a legal, valid and binding obligation of, each of the Issuer and any Guarantor, respectively, enforceable against it in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Upon an Issuer Request, accompanied by the Officer’s Certificates and Opinions of Counsel provided for in Section 102 and this Section 903, and, if applicable, upon the filing with the Trustee of evidence of the consent of Holders as aforesaid or as required in this Indenture, the Trustee shall join with the other parties thereto in the execution of a supplemental indenture, subject to the protection afforded to the Trustee by the last sentence of the first paragraph of this Section 903.

Section 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee, upon Issuer Order, in exchange for Outstanding Securities of such series. Failure to make the appropriate notation or to issue new Securities shall not affect the validity of such supplemental indenture.

Section 906. Conformity with Trust Indenture Act.

Unless the Issuer shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN.

COVENANTS

Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article Eleven hereof), and premium, if any, and interest on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities; provided, that the Issuer or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article Three hereof, Maturity or otherwise, any amounts the Issuer or Paying Agent is required to withhold by law.

Section 1002. Maintenance of Office or Agency.

The Issuer will maintain an office or agency, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Security Registrar and Transfer Agent, and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Security Registrar, the Trustee agrees to send, or cause to be sent, the notices set forth in Section 608(6) hereof. If co-registrars have been appointed in accordance with this Section 1002, the Trustee shall send such notices only to the Issuer and the Holders of Securities it can identify from its records.

Section 1003. Provisions as to Paying Agent.

(1) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 1003: (a) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities; (b) that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall be due and payable; and (c) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(2) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall become due and payable.

(3) Anything in this Section 1003 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 1003, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 1004. Additional Amounts.

In the event that the Issuer is required to make the payment of Additional Amounts to Holders of Securities pursuant to this Indenture, the Issuer will provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Amounts no later than fifteen (15) calendar days prior to the proposed payment date for Additional Amounts, and the Additional Amount Notice shall set forth the amount of Additional Amounts to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

Section 1005. Corporate Existence.

Subject to Article Eight, each of the Issuer and any Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its (i) existence, and (ii) rights (by charter and statutory) and franchises; provided, that neither the Issuer nor any Guarantor shall be required to preserve any such right or franchise if the Board of Directors (or any duly authorized committee of that Board of Directors), as applicable, shall determine that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or any Guarantor, as applicable.

Section 1006. Waiver of Certain Covenants.

The Issuer and any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005(ii) and 704 with respect to the Securities of any series and, if expressly provided pursuant to Section 301(16), any additional covenants applicable to the Securities of such series if, before the time for such compliance, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and any Guarantor, as applicable and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1007. Issuer and Guarantor Statement as to Compliance.

Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and, if applicable, any Guarantor, shall deliver to the Trustee an Officer’s Certificate (that need not comply with Section 102) signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and such Guarantor, stating whether or not the signer has knowledge of any default or Event of Default under this Indenture, and, if so, specifying each default or Event of Default and the nature and the status thereof, and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

The Issuer will deliver to the Trustee, within thirty (30) calendar days of becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officer’s Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 1007 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 1008. Calculation of Original Issue Discount.

So long as there is any Outstanding Original Issue Discount Security, the Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Section 1009. Maintenance of Properties.

The Issuer will cause all of its material Properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment, all as in the judgment of the Issuer may be necessary so that the business carried on in connection with these Properties may be properly conducted in all material respects at all times; provided, however, that nothing in this Section 1009 shall prevent the Issuer or any of its Subsidiaries from (1) removing permanently any Property that has been condemned or suffered a casualty loss, if it is in the best interests of the Issuer, (2) discontinuing maintenance or operation of any Property if, in the judgment of the Issuer, doing so is in the best interests of the Issuer and is not disadvantageous in any material respect to the holders of the Securities, or (3) selling or otherwise disposing of any Properties for value in the ordinary course of business.

Section 1010. Insurance.

The Issuer will, and will cause each of its Subsidiaries to, keep in force insurance policies on each of its insurable Properties, issued by responsible companies in such amounts and covering all such risks as is reasonable as determined by the Issuer in accordance with prevailing market conditions and availability.

Section 1011. Payment of Taxes and Other Claims.

The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Section 1012. Limitations on Incurrence of Debt.

(1) Aggregate Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of the Issuer’s Debt would exceed 65% of the sum of the following (without duplication): (1) the Issuer’s Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

(2) Secured Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of the Issuer’s Secured Debt would exceed forty percent (40%) of the sum of the following (without duplication): (1) the Issuer’s Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

(3) Debt Service Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.25 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.

(4) Maintenance of Total Unencumbered Assets. As of each Reporting Date, the Issuer’s Unencumbered Assets will not be less than 125% of the Issuer’s Unsecured Debt.

ARTICLE ELEVEN.

REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.

Redemption of Securities of any series at the option of the Issuer as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 1102. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of all of the Outstanding Securities of any series, the Issuer shall, not less than 15 and not more than 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the event that the Issuer shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Issuer shall notify the Trustee of such Equivalent Terms.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the Issuer shall, at least five (5) Business Days prior to giving notice of redemption to the Holders (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the Trustee of such Redemption Date, the principal amount of Securities of such series to be redeemed and, if applicable, the Equivalent Terms.

In the case of any redemption of Securities (A) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

Section 1103. Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected in accordance with the applicable procedures of the Depository, and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto; provided that if the Securities of such series are represented by one or more global Securities, interests in such global Securities shall be selected for redemption by the Depository in accordance with its standard procedures therefor.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted or exchanged for Common Equity or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 15 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is sent to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

(4) that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the proviso to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date;

(6) the place or places where such Securities, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto;

(7) that the redemption is for a sinking fund, if such is the case;

(8) in the case of Securities of any series that are convertible or exchangeable into shares of Common Equity or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange;

(9) the CUSIP number, Common Code or ISIN number of such Securities, if any (or any other numbers used by a Depository to identify such Securities); and

(10) if the Redemption Price or any portion thereof shall be payable, at the option of the Issuer or any Holders, in shares of Common Equity, cash or in other securities or property (or a combination thereof), a statement as to whether the Issuer has elected to pay the Redemption Price in shares of Common Equity, cash or in other securities or property (or a combination thereof) and, if applicable, the portion of the Redemption Price that is to be paid in shares of Common Equity, cash or in other securities or property.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request with five (5) Business Days prior written notice (or such shorter notice as shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer, which request shall set forth the information to be contained in such notice of redemption.

Section 1105. Deposit of Redemption Price.

At or prior to 11:00 am (local time in New York City) on any Redemption Date, the Issuer shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 301 for or in the Securities of such series) any accrued interest on and Additional Amounts with respect to, all such Securities or portions thereof which are to be redeemed on that date.

Section 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid, or funds set aside for payment, on the Redemption Date, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107. Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver, upon Issuer Order, to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver, upon Issuer Order, to the Depository for such Security in global form as shall be specified in the Issuer Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE TWELVE.

SINKING FUNDS

Section 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202. Satisfaction of Sinking Fund Payments with Securities.

The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Issuer), and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Issuer Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the written request of the Issuer from time to time pay over and deliver to the Issuer any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuer to the Trustee of Securities of that series purchased by the Issuer having an unpaid principal amount equal to the cash payment requested to be released to the Issuer.

Section 1203. Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Issuer shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, the basis for such credit and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN.

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301. Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Issuer, at its option, shall deliver or surrender the same to the Trustee with a direction that such Securities be cancelled. If specified with respect to the Securities of a series as contemplated by Section 301, in connection with any repayment of Securities, the Issuer may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Issuer on repayment of such Securities, and the obligation of the Issuer to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase of Securities at the option of the Holders thereof.

ARTICLE FOURTEEN.

SECURITIES IN FOREIGN CURRENCIES

Section 1401. Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series and in accordance with the Depository’s procedures, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Issuer may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

Section 1402. Monies of Different Currencies to be Segregated.

The Trustee shall segregate monies, funds and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such accounts.

ARTICLE FIFTEEN.

GUARANTEE OF SECURITIES

Section 1501. Guarantee.

(1) Each Person who may become a “Guarantor” with respect to any series of Securities to which this Article Sixteen is made applicable, irrevocably and unconditionally guarantees (the “Guarantee”) to each Holder of a Security of such series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series, the obligations of the Issuer under this Indenture or the Securities of such series or irrespective of restrictions of any kind on the Issuer’s performance of its obligations under the Securities, and waiving all rights of objection and defense arising from the Securities, that: (i) the principal of and premium, if any, and interest on the Securities of such series will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise; (ii) all other obligations of the Issuer to the Holders of such series or the Trustee under this Indenture or the Securities of such series will be promptly paid in full, all in accordance with the terms of this Indenture and the Securities of such series; and (iii) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations thereunder, they will be paid in full when due in accordance with the terms of the extension or renewal, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default with respect to Securities of any series. If the Issuer defaults in the payment of the principal of or premium, if any, or interest on the Securities of a series so guaranteed when and as the same shall become due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor with respect to such series shall be required to promptly make such payment in full. The obligations of all Guarantors under this Article Sixteen shall be joint and several.

(2) Each Guarantor agrees with respect to Securities of any series that its obligations with regard to this Guarantee shall be as principal and not merely as surety and shall be full, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Securities of such series or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. Each Guarantor with respect to Securities of any series hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or right to require the prior disposition of the assets of the Issuer to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of all obligations contained in the Securities of such series and this Indenture as it relates to such series of Securities. Each Guarantee is a guaranty of payment and not of collection. The obligations of any Guarantor under this Guarantee will constitute direct, unsecured and unsubordinated obligations of such Guarantor and any Guarantor undertakes that its obligations hereunder will rank pari passu with all other present or future direct, unsecured and unsubordinated obligations of the Guarantor, save for such obligations as may be mandatorily preferred by law.

(3) Any such Guarantee will be a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security until all principal, premium, if any, and interest, if any, (including any Additional Amounts required to be paid in accordance with the terms and conditions of the series of Securities so guaranteed) have been paid in full and all other actual or contingent obligations of the Issuer in relation to the series of Securities so guaranteed or under the Indenture have been satisfied in full. Notwithstanding the foregoing, if any payment received by any Holder is, on the subsequent bankruptcy or insolvency of the Issuer, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of any Guarantor and any such Guarantee will continue to apply as if such payment had at all times remained owing by the Issuer.

(4) If any Holder of Securities of a series or the Trustee is required by any court or otherwise to return to any of the Issuer or a Guarantor with respect to Securities of that series, or any custodian, trustee, or similar official acting in relation to any of the Issuer or a Guarantor, any amount paid by any of the Issuer or a Guarantor to the Trustee or such Holder with respect to Securities of that series, the Guarantee with respect to Securities of that series, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Securities of a series in respect of any obligations guaranteed hereby until payment in full of all obligations of Securities of such series. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 for the purposes of a Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the obligations so guaranteed, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 502, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors with respect to Securities of a series for purposes of the Guarantee.

(5) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the Guarantee by each Guarantor set forth in Section 1601(1) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and all Guarantors hereby irrevocably agree that the obligations of each of the Guarantors under the Guarantee set forth in Section 1601(1) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the next succeeding sentence, result in the obligations of such Guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance. Each Guarantor that makes any payment or distribution under Section 1601(1) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the “Pro Rata Portion” of any Guarantor means the percentage of net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

(6) It is the intention of the parties that the obligations of the Guarantors shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” “unreasonably small capital”and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

(7) If the obligations of any Guarantor are reduced pursuant to Section 1601(5) or 1601(6) above, such reduction shall be applied proportionately with respect to all Securities (of whatever series) guaranteed under Section 1601, in accordance with the respective outstanding principal amount of such Securities so guaranteed (or, if any Securities are Original Issue Discount Securities, the accreted value of such Securities) and being then due upon the acceleration of the payment of such Securities.

Section 1502. Future Guarantors.

Each Person providing a guarantee of any Security of a series pursuant to this Indenture shall execute and deliver a supplemental indenture making such Person a party to this Indenture for the purpose of becoming a Guarantor.

Section 1503. Delivery of Guarantee.

The delivery of any Security of a series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in Section 1601 on behalf of each Guarantor for that series.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AVALONBAY COMMUNITIES, INC.,
as Issuer

By:	/s/ Kevin P. O’Shea
Name:	Kevin P. O’Shea
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President